EXHIBIT 10.17

                                       AGREEMENT
                                       ---------


                         This Agreement is entered into between
               Robert A. Kennedy ("Executive"), an individual residing in Boca Raton, Florida, and TPI Enterprises, Inc., a New Jersey corporation ("Employer") with its headquarters in West Palm Beach, Florida. Maxcell Telecom Plus, Inc., a Delaware corporation ("Maxcell"), joins herein for the purposes hereinafter set forth.

                         The parties hereto are entering into this
               Agreement in order to clarify the second sentence of
               Section 4.1 of the employment agreement, dated as of December 31, 1993 by and between Employer and Executive (the "Employment Agreement"), which provision has sur-vived termination of the Employment Agreement. The parties hereto hereby agree as follows:

                         1. Maxcell is a party to the Maxcell Telecom Plus, Inc. and TPI Enterprises, Inc. v. McCaw Cellular Communications, Inc. et al. litigation (the "Litiga-tion"), currently pending in the Circuit Court for the Fifteenth Judicial Circuit of Florida, in and for Palm Beach County, Civil Division. Maxcell hereby covenants that (i) upon the full or partial settlement of the Litigation, Maxcell shall pay to Executive an aggregate of 1% of the gross proceeds (without deduction of expens-es including, without limitation, legal fees) received by Maxcell upon such full or partial settlement of the Litigation, or (ii) upon the final, non-appealable judg-ment in the Litigation, Maxcell shall pay to Executive an aggregate of 0.5% of the gross proceeds (without deduc-tion of expenses including, without limitation, legal fees) received by Maxcell upon disposition of the Litiga-tion. Maxcell agrees to make the payments called for by this Section 1 within 10 days of its receipt of funds as above set forth. Employer agrees to cause Maxcell to make the payments set forth in this Section 1. In the event neither of (i) or (ii) occurs, Maxcell shall not be obligated to pay any additional amounts to Executive pursuant to this Section 1.


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                         2.   Employer and Executive hereby agree that
               the payment to Executive set forth in Section 1 hereof shall be deemed to satisfy any payment obligations Em-ployer may have to Executive pursuant to the second sentence of Section 4.1 of the Employment Agreement, which provision has survived termination of the Employ-ment Agreement, and upon payment to Executive pursuant to
               Section 1 hereof, the second sentence of Section 4.1 of the Employment Agreement shall have no future force and effect.

                         3. If a party prevails in its attempts to en-force any right or benefit under this Agreement, the non-prevailing party agrees to reimburse the prevailing party for all fees and disbursements of counsel, if any, in-curred in connection therewith.

                         4. This Agreement may not be assigned by any party hereto without the express written consent of the other parties hereto.

                         5. It is the intention of the parties hereto that this Agreement shall not supersede, and shall be interpreted and applied in conjunction with the terms of any other agreements whether now in existence (which are attached hereto as Annex A) or entered into in the future between Executive and Employer.

                         6. Should any part, term or provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unen-forceable, the legality, validity, and unenforceability of the remaining parts, terms or provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision shall be deemed not to be a part of this Agreement.

                         7. Each party agrees to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may reasonably be neces-sary or appropriate to give full force and effect to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

                         8. Maxcell agrees that it will not dispose in any fashion of all or part of its interest in the Litiga-tion without obtaining adequate assurance that the

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               amounts set forth in Section 1 hereof, if any, will be
               paid to Executive in accordance with the terms of Section
               1. Maxcell's obligations hereunder and under Section 1 hereof shall be binding on its successors and assigns.

                         9.   THIS AGREEMENT SHALL IN ALL RESPECTS BE
               INTERPRETED, ENFORCED AND GOVERNED BY AND UNDER THE LAWS OF THE STATE OF FLORIDA.

                         10. This Agreement shall survive termination of Executive's employment with Employer.


                         Witness the execution of this Agreement effec-
               tive this 20th day of February, 1995.



                                             /s/ Robert A. Kennedy
                                             ---------------------
                                             ROBERT A. KENNEDY

                                                  "EXECUTIVE"



                                             TPI ENTERPRISES, INC.



                                             By:  /s/ J. Gary Sharp
                                                -------------------

                                                  "EMPLOYER"



                                             SOLELY FOR PURPOSES OF
                                             MAKING THE COVENANTS CON-
                                             TAINED IN SECTIONS 1 AND 8
                                             HEREOF

                                             MAXCELL TELECOM PLUS, INC.



                                             By:  /s/ J. Gary Sharp
                                                -------------------

                                                  "MAXCELL"

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                                        Annex A
                                        -------


               1. Letter Agreement dated November 19, 1991 between Robert A. Kennedy and the Company as amended by agreements dated February 23, 1993, March 17, 1993 and December 31, 1993.

               2. Letter Agreement dated January 9, 1984 between Robert A. Kennedy and the Company.

               3. Employment Agreement dated as of December 31, 1993 between Robert A. Kennedy and the Company (expired except for a provision in Section 4.1 which survived termination).

               4. Stock Option Agreements dated August 16, 1989 and February 5, 1992.


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